UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

SEALAND NATURAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-170779	45-2416474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 W. LIBERTY ST. #880

RENO, NEVADA 89501

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 530-8665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Common Stock Issuance

On September 17, 2013 (the “Closing Date”), Sealand Natural Resources Inc., a Nevada corporation (the “Company”) entered into a stock purchase agreement (the “Agreement”) with a non-U.S. investor (the "Purchaser"), pursuant to which the Company issued 125,000 shares of common stock to the Purchaser for an aggregate purchase price of $500,000, or $4.00 per share. As of the Closing Date, the Purchaser funded the Company $400,000. The remaining $100,000 will be funded on June 15, 2014 provided that the Company reaches revenues of $2,000,000 in the fiscal year ended May 31, 2014. The shares have not been registered with the Securities and Exchange Commission, or under any state securities laws, and were issued in reliance on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and/or Rule 903 Regulation S promulgated under the Act. The proceeds from the sale will be used for working capital purposes and to pay a Company distributor.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sealand Natural Resources Inc.

Date: October 25, 2013	By:	/s/ Lars Poulsen
Lars Poulsen
President and Chief Executive Officer
(Duly Authorized Officer and Principal Executive Officer)

Date: October 25, 2013	By:	/s/ Steve Matteson
Steve Matteson
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)